Exhibit 99.1
SI-BONE Announces Preliminary Revenue for the Fourth Quarter and Full Year 2022
Fourth Quarter revenue of $31.7 - $31.9 million representing growth of approximately 26%
Fiscal Year 2022 revenue of $106.1 - $106.3 million representing growth of approximately 18%

SANTA CLARA, Calif., January 9, 2023 – SI-BONE, Inc. (Nasdaq: SIBN), a medical device company dedicated to solving musculoskeletal disorders of the sacropelvic anatomy, today announced its preliminary and unaudited revenue for fourth quarter and full year 2022.

Fourth Quarter 2022 Summary
•Worldwide revenue expected to be in the range of $31.7-$31.9 million, representing growth of approximately 26% compared to the prior year period
•U.S. revenue expected to be in the range of $29.8-$29.9 million, representing growth of approximately 28% compared to the prior year period
•Ended the quarter with a record 920 active surgeons in the U.S., representing growth of approximately 33% compared to the prior year period

Fiscal Year 2022 Summary
•Worldwide revenue expected to be in the range of $106.1-106.3 million, representing growth of approximately 18% compared to the prior year period
•U.S. revenue expected to be in the range of $98.6-$98.7 million, representing growth of approximately 19% compared to the prior year period

Cash and marketable securities are expected to be approximately $96 million as of December 31, 2022. On January 6, the Company refinanced the existing $35 million SVB Term Loan with a new $51 million Credit Facility with Silicon Valley Bank (SVB) including a new $36 million Term Loan and a $15 million Revolving Line of Credit. The Credit Facility includes an additional $15 million Term Loan accordion, that could be made available to the Company at the discretion of SVB. The new Term Loan under the Credit Facility will start amortizing in July 2025.

The fourth quarter and full year 2022 revenue and cash and marketable securities included in this release are preliminary and prior to the completion of SI-BONE's financial closing procedures and audit procedures by its external auditors and therefore may be subject to adjustment. SI-BONE expects to provide fourth quarter and full year 2022 financial results during its fourth quarter 2022 earnings call in February 2023.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in technology for surgical treatment of musculoskeletal disorders of the sacropelvic anatomy. Since 2009, when SI-BONE introduced the iFuse Implant System for minimally invasive surgery of the SI joint, over 3,000 surgeons have performed a combined total of more than 75,000 SI joint fusion procedures. A unique body of evidence, supporting the iFuse Implant System, including two randomized controlled trials and over 100 peer reviewed publications, has enabled multiple government and private insurance payors to establish near-universal coverage of minimally invasive SI joint fusion, including many payors that cover the procedure exclusively when performed with the iFuse Implant System. Supported by this proprietary reimbursement advantage, SI-BONE has actively leveraged its market leadership position in recent years to further clinical research, and evolve and commercialize novel surgical treatment solutions for SI-Joint pain, sacropelvic and pelvic fixation, and pelvic trauma.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

SI-BONE, iFuse Implant System and iFuse-TORQ are registered trademarks of SI-BONE, Inc. ©2023 SI-BONE, Inc. All Rights Reserved.

Forward Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued growth and financial outlook, contained in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE’s preliminary fourth quarter and full year 2022 revenue and cash and marketable securities, which is subject to continued review by SI-BONE and its auditors and significant adjustments may be made before final results are determined, SI-BONE's ability to introduce and commercialize new products and indications, the impact of future fluctuations in currency exchange rates on SI-BONE's revenues, future capital requirements driven by new surgical systems requiring instrument tray investment, and the future impact the COVID-19 pandemic will have on the ability and desire of patients and physicians to undergo procedures using the iFuse Implant System. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filings on Form 10-K and Form 10-Q, and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors". SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Investor Contact
Saqib Iqbal
investors@SI-BONE.com